UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
May 26, 2021
Date of Report (Date of earliest event reported)
KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34460	13-3818604
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 Chisholm Trail
Round Rock, TX 92131
(Address of Principal Executive Offices) (Zip Code)

(512) 238-9840
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	KTOS	The NASDAQ Global Select Market

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Director
Effective May 26, 2021, the Board of Directors (the “Board”) of Kratos Defense & Security Solutions, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee, elected Deanna Hom Lund. Ms. Lund will serve as a director of the Company until the Company’s 2022 annual meeting of stockholders. Ms. Lund has served as Executive Vice President and Chief Financial Officer of the Company since April 2009 and will continue to serve in such positions. Ms. Lund is a Certified Public Accountant and brings significant finance and corporate development experience to the Board.

Upon the unanimous recommendation of the Board’s Nomination & Governance Committee, the Board also voted to increase the size of the Company’s board to nine members, with Ms. Lund filling one of the two vacancies. The Board expects to fill the second vacancy within the next 18 months when a suitable candidate is identified. The Board has not appointed Ms. Lund to any committees of the Board at this time. There are no arrangements or understandings between Ms. Lund and any other persons pursuant to which she was elected as a director, and Ms. Lund has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Ms. Lund will not receive additional compensation for service as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2021

Kratos Defense & Security Solutions, Inc.

By: /s/ Marie Mendoza
                        Marie Mendoza
                        Senior Vice President, General Counsel & Secretary